EXHIBIT 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement") is entered into as of January 18, 2008 (the “Effective Date”) by and between Globus Payments Ltd. ("GPY"), and Alain Ghiai (“Consultant").

BACKGROUND

A.

Consultant is an expert in the Company’s business (the “Consulting Field”).

B.

GPY desires to obtain the consulting services of Consultant relating to the Consulting Field and Consultant desires to provide such services, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and the mutual agreements stated in this Agreement, the parties agree as follows:

1.

Services.

a)

Consultant is hereby retained as a consultant to GPY, for a five-year period beginning on the Effective Date to provide consulting services in the Consulting Field (the “Services”).  This Agreement will automatically renew for successive five-year periods unless written notice is given by either party within 30 days of the termination of any applicable five-year period.  The Services shall be performed on a schedule and at a location to be mutually agreed to by Consultant and GPY.

b)

Consultant will provide the Services in a timely and professional manner.  The manner and means by which Consultant chooses to complete the Services are in Consultant's sole discretion and control.  In completing the Services, Consultant agrees to provide its own equipment, tools and other materials at its own expense and to perform the Services at a place and time which the Consultant deems appropriate.

2.

Consulting Fees.  In consideration of Consultant's services to be rendered hereunder, GPY shall pay to Consultant a yearly fee of US$100,000.  Consultant will invoice GPY for all compensation due for Services completed on a monthly basis and GPY will pay any compensation and expenses within 30 days of GPY’s receipt of Consultant's invoice for such compensation and expenses.

3.

Expenses.  GPY shall reimburse Consultant for reasonable out-of-pocket expenses, including travel, authorized by GPY and incurred by Consultant in the performance of the Services.

4.

Confidentiality

a)

Confidential Information.  Consultant acknowledges that in performing this Agreement, Consultant and Consultant’s employees, contractors and consultants will have contact with proprietary and confidential information of GPY that has substantial value to GPY and that may include, but need not be limited to (in whatever form) trade secrets, techniques, designs, drawings, processes, inventions, developments, prototypes, sales and customer information, business and financial information, know how, computer software, data, programs, instructions, technical information, and business products, practices or techniques of GPY (hereinafter collectively referred to as "Confidential Information").  Consultant agrees at all times during the term of this Agreement and thereafter to regard and preserve as confidential such Confidential Information and to refrain from publishing and disclosing any Confidential Information in any manner at any time to unauthorized third parties.  Consultant further agrees that Consultant will not use such Confidential Information, except in connection with the Services described herein, without the prior written consent of GPY.  Consultant agrees to take all reasonable precautions to ensure compliance with the provisions of this paragraph, including at all times enforcing a policy requiring each of its employees, consultants and contractors, and any other person having contact with the Confidential Information to execute a valid and enforceable non-disclosure agreement substantially in Consultant’s standard form.

b)

Public Information.  Nothing in this Agreement shall in any way restrict the right of Consultant to use, disclose or otherwise deal with any information which (i) was in the public domain at the time it was communicated to Consultant by GPY; (b) entered the public domain subsequent to the time it was communicated to Consultant by GPY through no fault of Consultant; (c) was in Consultant’s possession free of any obligation of confidence at the time it was communicated to Consultant by GPY; (d) was rightfully communicated to Consultant free of any obligation of confidence subsequent to the time it was communicated to Consultant by GPY; (e) was developed by employees or agents of Consultant independently of and without reference to any information communicated to recipient by GPY; or (f) was communicated by GPY to an unaffiliated third party free of any obligation of confidence.

5.

Work Product.

a)

Ownership of Work Product.  Consultant agrees on its own behalf and on behalf of its present and future employees, consultants and contractors that all inventions, patents, discoveries, trade secrets, reports and ideas involving or arising from the Services directly or indirectly, all embodiments thereof, all other developments and discoveries relating thereto and improvements thereon, all patent applications or letters patent thereon and all other intellectual property rights involving or arising from the Services, directly or indirectly (collectively, the “Work Product”), are the sole property of GPY and shall be deemed Confidential Information of GPY.  Consultant agrees to disclose promptly in writing to GPY, or any person designated by GPY, all Work Product which is solely or jointly conceived, made, reduced to practice or learned by Consultant in the course of performing obligations under this Agreement.  Consultant agrees to assign and hereby assigns to GPY, its successors or assigns, all right, title, and interest in and to all Work Product.  Consultant agrees to reasonably cooperate with GPY, at no expense to Consultant, to effect such transfer of ownership rights.

b)

Return of Work Product and Confidential Information.  Upon any termination of this Agreement or earlier as requested by GPY, Consultant will deliver to GPY any and all Work Product and any and all Confidential Information (including, without limitation, the Source Code and all models, designs, prototypes, final products and other physical embodiments of the Work Product), and all other drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Work Product or Confidential Information of GPY.  At GPY's request, Consultant will certify in writing that it has fully complied with its obligations under this paragraph.

6.

Independent Contractor.  The parties expressly intend and agree that Consultant is acting as an independent contractor and not as an employee of GPY.  Consultant understands and agrees that GPY will not pay or withhold from the compensation paid to Consultant pursuant to this Agreement any sums customarily paid or withheld for or on behalf of employees.  Consultant will make all Workers' Compensation insurance payments and pay all required withholding and other taxes and make any other payments by reason of Consultant providing consulting services to GPY and GPY paying Consultant a fee for such services.  Further, Consultant agrees to hold GPY harmless against and indemnify GPY for any of such payments or liabilities for which GPY may become liable with respect to such matters.

7.

Representations and Warranties.  Consultant represents and warrants to GPY that (a) neither the execution by Consultant of this Agreement or performance hereunder will violate or conflict with any agreement to which Consultant is a party or is bound; (b) Consultant has full power and authority to enter into and perform this Agreement; (c) all right, title and interest in and to all Work Product is fully assignable to Consultant; (d) neither the Work Product nor any element thereof infringes or misappropriates the Intellectual Property of any third party; and (e) neither the Work Product nor any element thereof is subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances, encroachments or licenses.

8.

Indemnification.  Consultant will indemnify, defend and hold harmless GPY from any and all claims, losses, liabilities, damages, fees, expenses and costs (including attorneys' fees and court costs) which result from a breach or alleged breach of any representation or warranty of Consultant set forth in Section 7 or the negligence or willful misconduct of Consultant or Consultant's employees, consultants or contractors (a "Claim").  GPY will provide Consultant with written notice of any such Claim.  Consultant has the right to participate in the defense of any such Claim at its expense.

9.

Remedies Upon Breach.  Consultant acknowledges that any breach of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to GPY for which there may be no adequate remedy at law.  Consequently, in the event of any breach of this Agreement by Consultant, GPY shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Consultant from violating any of the terms of this Agreement, to enforce the specific performance by Consultant of any of the terms of this Agreement, and to obtain damages, or any of them; and nothing herein contained shall be construed to prevent such remedy or combination of remedies as GPY may elect to invoke.  The failure of GPY to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof.

10.

Miscellaneous.

a)

Governing Law.  This agreement shall be governed by the laws of Canada without giving effect to any choice of law or conflict of law provisions or rule thereof.

b)

Amendments and waivers.  No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.  No waiver by either GPY or Consultant of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by either GPY or Consultant of any right under this Agreement will be construed as a waiver of any other right.

c)

Successors and Assigns.  The rights and obligations of GPY under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of GPY.  Consultant shall not be entitled to assign any of Consultant's rights or obligations under this Agreement.

d)

Severability.  In the event that any provision of this Agreement will be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect.

e)

Termination.  GPY may terminate this Agreement for any reason (or no reason) upon 15 days prior written notice to Consultant.  GPY may also terminate this Agreement immediately, in its sole discretion, upon Consultant's material breach of any term of this Agreement.  Consultant may terminate this Agreement upon GPY's material breach of any term of the Agreement, if GPY fails to cure such breach within 30 days of receipt of Consultant’s written notice thereof.

f)

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the appointment of Consultant.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

GLOBALPAYNET HOLDINGS, INC.		CONSULTANT

By:	/s/ Alain Ghiai	/s/ Alain Ghiai
Name:	Alain Ghiai	Alain Ghiai
Title:	Director	Director